UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

Elite Health Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1131 W 6th Street Ontario, CA		91762
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:
(909) 657-2705

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 10, 2026, the Board of Directors of Elite Health Systems, Inc. (the “Company”) authorized Company management to review, consider and pursue strategic alternatives involving the Company.

The Company’s mission is to provide access to healthcare and offer other healthcare related services through its wholly-owned subsidiaries, Elite Health Plan, Inc. and Physician Support Systems Inc.  However, the Company is operating in a highly competitive business environment with complex regulatory and operational challenges. In order to do be successful, the Company must significantly increase its health care membership, which will take significant capital and time.

The strategic review authorized by the Company’s Board of Directors will include consideration of potential equity or debt capital, selling certain assets, including one or more of its operating businesses, or other strategic financings or transactions, such as a merger or disposition of all of its assets. No timetable has been established to achieve any transaction and there can be no assurance that any strategic transaction, if implemented, will result or result in an increase in stockholder value. The Company may terminate its review at any time and may ultimately determine not to pursue a strategic transaction.

The Company’s failure to consummate a strategic transaction, including a financing, merger, sale or disposition of all or substantially all of its assets, or other strategic alternative, could have a material adverse effect on the Company’s liquidity, financial condition and ability to continue operations. There can be no assurance that any such transaction will be completed on acceptable terms, or at all.

The Company intends to continue operating its business in the ordinary course during this process. While this review is underway, the Company remains focused on executing its operational plan to provide quality Medicare Advantage services and to grow its membership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2026

Elite Health Systems Inc.

	By:	/s/ Prasad Jeereddi
	Name:	Prasad Jeereddi
	Title:	Chairman and CEO

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